Exhibit 32.1

Certification of Principal Executive Officer Pursuant To
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act Of 2002

I, Warren B. Kanders, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Armor Holdings, Inc. on Form 10-k for the year ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Armor Holdings, Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: February 26, 2007

By: /s/ Warren B. Kanders Name: Warren B. Kanders Title: Chief Executive Officer